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                            6,190,476 Common Units


                       NATIONAL PROPANE PARTNERS, L.P.


                           (a Delaware partnership)

                                 Common Units

                    Representing Limited Partner Interests



                              PURCHASE AGREEMENT




                              MERRILL LYNCH & CO.
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
             DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
                         JANNEY MONTGOMERY SCOTT INC.
                        RAUSCHER PIERCE REFSNES, INC.
                     THE ROBINSON-HUMPHREY COMPANY, INC.




                                 June 26, 1996




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                            6,190,476 Common Units

                       NATIONAL PROPANE PARTNERS, L.P.

                       (a Delaware limited partnership)
                                 Common Units
                   (representing limited partner interests)

                              PURCHASE AGREEMENT

                                                                 June 26, 1996


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
JANNEY MONTGOMERY SCOTT INC.
RAUSCHER PIERCE REFSNES, INC.
THE ROBINSON-HUMPHREY COMPANY, INC.
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     National Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, "Merrill Lynch"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Janney Montgomery Scott Inc., Rauscher Pierce Refsnes, Inc., The Robinson-Humphrey Company, Inc. and each of the other Underwriters named in Exhibit A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, DLJ, Janney Montgomery Scott Inc., Rauscher Pierce Refsnes, Inc. and The Robinson-Humphrey Company, Inc. are acting as representatives (in such capacity, Merrill Lynch, DLJ, Janney Montgomery Scott Inc., Rauscher Pierce Refsnes, Inc. and The Robinson-Humphrey Company, Inc. shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 6,190,476 common units representing limited partner interests in the Partnership (the "Common Units") in the respective numbers set forth in Exhibit A, and with respect to the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof (the "Over-allotment Option") to purchase all or any part of 928,571 additional Common Units to cover over-allotments, if any (the "Additional Units"). (The 6,190,476 Common Units are referred to herein as the "Firm Units." The Firm Units and the Additional Units, if purchased, are collectively referred to herein as the "Units").



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     (Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Registration Statement and the Prospectus (each as defined herein)).

     It is understood and agreed to by all parties that the Partnership (through the Operating Partnership (as hereinafter defined)) was formed to acquire and operate substantially all of the business and assets of National Propane Corporation. National Propane Corporation will serve as the managing general partner (the "General Partner") of both the Partnership and National Propane, L.P., a Delaware limited partnership (the "Operating Partnership"). National Propane SGP, Inc. will serve as the non-managing general partner (the "Special General Partner") of both the Partnership and the Operating Partnership. The Partnership, the Operating Partnership, the General Partner and the Special General Partner are collectively referred to herein as the "Propane Entities." Triarc Companies, Inc. is referred to herein as "Triarc."

     It is understood by all parties that concurrently with the closing of the offering of Firm Units contemplated hereby and as conditions to such closing,
(i) the General Partner will issue $125 million in aggregate principal amount of First Mortgage Notes due 2010 (the "First Mortgage Notes") in a private placement pursuant to one or more Note Agreements among the General Partner and each of the purchasers listed on Schedule I thereto (the "Note Agreements"),
(ii) pursuant to a Conveyance, Contribution and Assumption Agreement, among the General Partner, the Special General Partner, the Partnership and the Operating Partnership, and a Contribution and Assumption Agreement, among the General Partner, the Special General Partner, the Operating Partnership and National Sales & Service, Inc., a subsidiary of the Operating Partnership ("National Sales") (both agreements are collectively referred to herein as the "Conveyance Agreements"), the General Partner and the Special General Partner will convey, directly and indirectly (the "Conveyance"), substantially all of their assets (other than certain specified assets) (the "Transferred Assets") to the Operating Partnership as a capital contribution in exchange for limited partner interests in the Operating Partnership and the assumption by the Operating Partnership of substantially all of the liabilities of the General Partner and, to the extent applicable, the Special General Partner (other than, in the case of both the General Partner and the Special General Partner, income tax liabilities), including the First Mortgage Notes, all indebtedness outstanding under the Revolving Credit and Term Loan Agreement, dated as of October 7, 1994, as amended, among the General Partner, the Bank of New York, as Administrative Agent, certain Co-Agents and the several lending institutions party thereto (the "Existing Credit Facility") and the Other Existing Indebtedness, (iii) pursuant to the applicable Conveyance Agreement, the General Partner and the Special General Partner will convey their limited partner interests in the Operating Partnership to the Partnership, and in exchange for such contributions (x) the General Partner (A) will maintain its 1% unsubordinated general partner interest in the Partnership and (B) will receive 4,533,638 subordinated units representing subordinated general partner interests in the Partnership (the "Subordinated Units") and the GP Incentive Distribution Rights (as defined below) and (y) the Special General Partner will maintain its 1% unsubordinated general partner interest in the Partnership, (iv) the Operating Partnership will use the net proceeds from the sale of the First Mortgage Notes conveyed to it in the Conveyance to repay (A) an aggregate of $57.3 million of indebtedness under the Existing Credit Facility ($30 million of which is evidenced by the Refunding Notes (as defined in the Existing Credit Facility)) and (B) $4.9 million of Other Existing Indebtedness, (v) the Partnership will contribute the net proceeds from the sale of the Units to the Operating Partnership pursuant to the applicable Conveyance Agreement, and the Operating Partnership will use such proceeds to (A) repay all remaining indebtedness under the Existing Credit Facility, (B) make a loan of $40.7 million to Triarc, such loan to be evidenced by a note issued by Triarc to the Operating Partnership (the "Triarc Note") and
(C) pay certain accrued management fees and tax sharing payments due to Triarc and certain other intercompany obligations due to Triarc and (vi) the Operating Partnership will enter into

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a new $55 million bank credit facility (the ("Bank Credit Facility") pursuant to a bank credit agreement (the "Bank Credit Agreement"). The transactions referred to in clauses (i) through (vi) above are collectively referred to herein as the "Transactions". The Conveyance Agreements, all conveyances, deeds, bills of sale, assignments and, if executed and delivered, the Agency Agreement (as defined in the Conveyance Agreements), are collectively referred to herein as the "Conveyance Documents." The Conveyance Documents, the Note Agreements, the Bank Credit Agreement and the Triarc Note are collectively referred to herein as the "Transaction Documents."

     Prior to the purchase and public offering of the Firm Units by the several Underwriters, the Partnership and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit B hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Partnership and the Representatives and shall specify the initial public offering price, the purchase price with respect to the Firm Units and such other applicable information as is indicated in Exhibit B hereto. The offering of the Firm Units will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-2768) covering the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The term "Prospectus" means the prsopectus as first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (and any amendments or supplements thereto whether or not filed pursuant to Rule 424(b)) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

      SECTION
1.    Representations and Warranties.

(a) The General Partner, the Special General Partner, the Partnership, the Operating Partnership and Triarc (but as to Triarc only with respect to clauses
(i), (v), (x), (xi), (xvii), (xviii), (xix), (xx), (xxiii), (xxiv), (xxv),
(xxix), (xxxiv), (xxxviii), (xxxx), (xxxxiii) and (xxxxiv)) jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

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             (i) At the respective times the Registration Statement and any post-effective amendments thereto become effective and at the Closing Time (as hereinafter defined), the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preliminary prospectus at June 11, 1996 complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Prospectus at the Representation Date and at Closing Time and any Date of Delivery referred to in Section 2, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Partnership in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

            (ii) Each of the statements made in the Registration Statement and the Prospectus within the coverage of Rule 175(b) of the 1933 Act Regulations, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership, was made or will be made by the General Partner or the Partnership, as the case may be, with a reasonable basis and in good faith; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Partnership in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

           (iii) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission.

            (iv) The accountants who certified the financial statements included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

             (v) The financial statements included in the Registration Statement and the Prospectus, together with any related schedules and notes, present fairly in all material respects the financial position of the entities purported to be shown thereby as of the dates indicated and the results of their operations and cash flows for the periods specified; except as otherwise stated in the Registration Statement or the Prospectus said financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis throughout the periods involved; the summary and selected financial data included in the Registration Statement and the Prospectus have been compiled on a basis consistent with that of the audited and unaudited historical financial statements and pro forma financial statements from which they have been derived; the pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements (including the applicable accounting requirements of Rule 11-02 of Regulation S-X) and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof

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      are, in the judgment of the management of the Propane Entities or Triarc, as applicable, reasonable and the adjustments used therein are, in the opinion of the judgment of the Propane Entities or Triarc, as applicable, appropriate to give effect to the transactions and circumstances referred to therein; and any other financial and statistical information and data (other than projections to the extent such projections are within the scope of Section 1(a)(ii) hereof)) included in the Registration Statement and the Prospectus are, in the judgment of management of the Propane Entities or Triarc, as applicable, accurate in all material respects and present in accordance with GAAP (to the extent applicable) and on a basis consistent with the books and records of the General Partner, the Partnership and Triarc, the information required to be stated therein.

            (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) none of the Propane Entities has sustained any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, (B) there has been no change, or any development involving a prospective change, in the partners' capital or capital stock or any material change in long-term or short-term debt of the Propane Entities, whether or not arising in the ordinary course of business, (C) there have been no transactions entered into by the Propane Entities, other than those in the ordinary course of business, which are material with respect to the Propane Entities taken as a whole, (D) there has been no dividend or distribution of any kind declared, paid or made by any of the Propane Entities on any class of their capital stock or units, as the case may be and (E) there are no liabilities or obligations of the Propane Entities, direct or indirect, contingent or matured, which are material to the Propane Entities taken as a whole, other than those reflected in the Registration Statement and the Prospectus.

           (vii) Each of the Partnership and the Operating Partnership (A) has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with all partnership power and authority to (x) own, lease and operate the properties it currently owns, leases and operates or will own, lease and operate upon consummation of the Transactions, and conduct its business as currently conducted or as it will be conducted upon consummation of the Transactions, in each case as described in the Registration Statement and the Prospectus, (y) enter into and perform its obligations under the Transaction Documents to which it is a party and consummate the Transactions and (z) enter into and perform its obligations under this Agreement and the Pricing Agreement and, with respect to the Partnership, issue and sell the Units as provided herein and therein and
      (B) is or at the Closing Time will be, duly qualified or registered as a foreign limited partnership authorized to do business and in good standing under the laws of each jurisdiction in which the nature of its business or its leasing or ownership of property requires such qualification or registration, except where the failure to qualify or register would not have a Material Adverse Effect. As used herein, a "Material Adverse Effect" means (i) any material adverse effect on the business, condition (financial or other), earnings, assets, liabilities, results of operations or business prospects of the Propane Entities taken as a whole or (ii) any event or occurrence which subjects the Propane Entities to a liability or disability that is material to the Propane Entities taken as a whole.

          (viii) The Special General Partner (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with all corporate power and authority to (x) own the properties it currently owns or will own upon consummation of the Transactions, and act as non-managing general partner of the Partnership and the Operating Partnership, in each case

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      as described in the Registration Statement and the Prospectus, (y) enter into and perform its obligations under the Transaction Documents to which it is a party and consummate the Transactions and (z) enter into and perform its obligations under this Agreement, and (B) is or at the Closing Time will be, duly qualified as a foreign corporation authorized to do business and in good standing under the laws of each jurisdiction in which the nature of its activities or its ownership of property requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

            (ix) National Sales (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with all corporate power and authority to (x) own, lease and operate the properties it currently owns, leases and operates or will own, lease and operate upon consummation of the Transactions, and conduct its business as currently conducted or as it will be conducted upon consummation of the Transactions, in each case as described in the Registration Statement and the Prospectus, (y) enter into and perform its obligations under the Transaction Documents to which it is a party and consummate the Transactions and (B) is or at the Closing Time will be, duly qualified as a foreign corporation authorized to do business and in good standing under the laws of each jurisdiction in which the nature of its business or its leasing or ownership of property requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

            (x) Each of Triarc and the General Partner (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with all corporate power and authority to (x) own, lease and operate its properties, conduct its business and, in the case of the General Partner, act as general partner of the Partnership and the Operating Partnership, in each case as described in the Registration Statement and the Prospectus, (y) enter into and perform its obligations under the Transaction Documents to which it is a party and consummate the Transactions and (z) enter into and perform its obligations under this Agreement and (B) is duly qualified as a foreign corporation authorized to do business and in good standing in each jurisdiction in which the nature of its business or its leasing or ownership of property requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

            (xi) All of the shares of issued and outstanding capital stock of the General Partner have been duly authorized and validly issued and are fully paid and nonassessable, and, are owned by Triarc, directly or through subsidiaries of Triarc, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity interest (collectively, "Encumbrances"), other than Encumbrances in favor of the Operating Partnership or securing obligations under the Existing Credit Facility, which Encumbrances securing obligations under the Existing Credit Facility shall have been released at or prior to Closing Time; at March 31, 1996, the Partnership would have had on a pro forma basis the capitalization as set forth in the Prospectus in the column entitled "Partnership Pro Forma" under the caption "Capitalization."

            (xii) The General Partner and the Special General Partner are the sole general partners of the Partnership, each with, at the Closing Time and upon consummation of the Transactions (assuming the Underwriters have not exercised the Over-allotment Option), a 1.0% unsubordinated general partner interest in the Partnership and, in the case of the General Partner, the related incentive distribution rights in respect thereof (the "GP Incentive Distribution Rights") pursuant to the Amended and Restated Agreement of Limited Partnership of National Propane Partners, L.P., dated as of July 2, 1996, among

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      the General Partner, the Special General Partner and Triarc, as
      organizational limited partner (the "Partnership Agreement"); the General Partner and the Special General Partner are the sole general partners of the Operating Partnership, each with, at the Closing Time and upon consummation of the Transactions (assuming the Underwriters have not exercised the Over-allotment Option), a 1.0101% unsubordinated general partner interest in the Operating Partnership pursuant to the Amended and Restated Agreement of Limited Partnership of National Propane, L.P., dated as of July 2, 1996, among the General Partner, the Special General Partner and the Partnership (the "Operating Partnership Agreement" and together with the Partnership Agreement, the "Partnership Agreements"); all such general partner interests have been duly authorized and have been or at the Closing Time will be, validly issued to the General Partner and the Special General Partner, and are or at the Closing Time will be, owned by the General Partner and the Special General Partner free and clear of all Encumbrances, except for Encumbrances securing obligations under the Bank Credit Facility, the Note Agreements and other Parity Debt (as defined in the Bank Credit Facility); and the GP Incentive Distribution Rights have been duly authorized and have been or at the Closing Time will be, validly issued to the General Partner, and are owned by the General Partner, as applicable, free and clear of all Encumbrances.

            (xiii)The Partnership is the sole limited partner of the Operating Partnership with, at the Closing Time and upon consummation of the Transactions (assuming the Underwriters have not exercised the Over-allotment Option), an approximately 97.9798% limited partner interest in the Operating Partnership; such limited partner interest has been or at the Closing Time will be, duly authorized and validly issued in accordance wtih the Operating Partnership Agreement, is fully paid (to the extent required by the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement -- Limited Liability") and is owned by the Partnership free and clear of all Encumbrances, except for Encumbrances securing obligations under the Bank Credit Facility, the Note Agreements and other Parity Debt.

            (xiv) All of the shares of issued and outstanding capital stock of the Special General Partner and National Sales have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the General Partner and the Operating Partnership, respectively, free and clear of all Encumbrances, except for Encumbrances securing obligations under the Bank Credit Facility, the Note Agreements and other Parity Debt.

            (xv) At the Closing Time and upon consummation of the Transactions (assuming the Underwriters do not exercise the Over-allotment Option and the Subordinated Units are not converted into limited partner interests), the only outstanding limited partner interests of the Partnership will be 6,190,476 Firm Units representing in the aggregate an approximate 56.6% limited partner interest (the 4,533,638 Subordinated Units held by the General Partner representing a subordinated general partner interest which is convertible pursuant to the Partnership Agreement into an approximate 41.4% subordinated limited partner interest); at the Closing Time, the Firm Units (when issued and delivered by the Partnership against payment of the consideration set forth herein) and the Subordinated Units (when issued and delivered pursuant to the Conveyance Agreements and the Partnership Agreement), evidencing limited partner and subordinated general partner interests, respectively, will be duly authorized by the Partnership Agreement, will be validly issued to the Underwriters and the General Partner, respectively, and in the case of the Firm Units will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessablility may be affected by

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      matters described in the Prospectus under the caption "The Partnership
      Agreement -- Limited Liability"); at any Date of Delivery, Additional Units, if any (when issued and delivered by the Partnership against payment of the consideration set forth herein), will be duly authorized by the Partnership Agreement, will be validly issued to the Underwriters and will be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement --Limited Liability"); at the Closing Time, the Firm Units will be acquired by the Underwriters free and clear of all Encumbrances created by the Partnership Agreement, and the Subordinated Units will be owned by the General Partner free and clear of all Encumbrances other than Encumbrances in favor of the Operating Partnership; and at any Date of Delivery, the Additional Units issued and delivered on such date will be acquired by the Underwriters, free and clear of all Encumbrances created by the Partnership Agreement.

            (xvi) Except as described in the Registration Statement and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests or shares of capital stock of any of the Propane Entities pursuant to the provisions of the certificate of incorporation, bylaws, agreement of limited partnership or other governing documents or any agreement or other instrument to which any of the Propane Entities is a party or by which any of them may be bound. Except as described in the Registration Statement and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement and the Pricing Agreement gives rise to any rights for or relating to the registration of any Units or other securities (debt or equity) of the Partnership. The Units, when issued and delivered by the Partnership against payment of the consideration set forth herein, the Subordinated Units, when issued and delivered pursuant to the Conveyance Agreements and the Partnership Agreement, the unsubordinated general partner interests in the Partnership and the GP Incentive Distribution Rights, when issued and delivered pursuant to the Conveyance Agreements and the Partnership Agreement, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Except as described in the Registration Statement and Prospectus, there are no outstanding options, warrants, or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any Units or Subordinated Units or any security convertible into or exercisable or exchangeable for Units or Subordinated Units.

            (xvii)This Agreement has been and the Pricing Agreement will be, duly authorized, executed and delivered by the Propane Entities and Triarc and are or will be upon execution thereof, the valid and legally binding agreements of the Propane Entities and Triarc, enforceable against each of them in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

            (xviiiThe Partnership Agreement is or at Closing Time will be, duly authorized, executed and delivered by the General Partner, the Special General Partner and Triarc as the organizational limited partner and will be a valid and legally binding agreement of the General Partner, the Special General Partner and Triarc as the organizational limited partner, enforceable against each of them in accordance with its terms; the Operating Partnership Agreement is or at Closing Time will be, duly authorized,

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      executed and delivered by the General Partner, the Special General Partner
      and the Partnership and will be a valid and legally binding agreement of the General Partner, the Special General Partner and the Partnership, enforceable against each of them in accordance with its terms; provided that, with respect to each agreement described in this paragraph (xviii), the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (xix) The Transaction Documents have been or at the Closing Time will be, duly authorized, executed and delivered by each of the Propane Entities and Triarc, to the extent they are parties thereto, and are or at the Closing Time will be, valid and legally binding agreements of such persons, enforceable against each of such persons in accordance with their respective terms; provided that, with respect to each agreement described in this paragraph (xx), the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (xx) At or prior to Closing Time, all material actions required to be taken by any of the Propane Entities and Triarc for the authorization, issuance, sale and delivery of the Units and the Subordinated Units and the consummation of the transactions contemplated by this Agreement, the Pricing Agreement and the Transaction Documents shall have been validly taken.

            (xxi) Except with respect to motor vehicles and other property requiring conveyance of certificated title (as to which the Conveyance Documents are legally sufficient to compel delivery of certificated title), the Conveyance Documents will be, as of the Closing Time, legally sufficient, subject to the limitations contained therein, to transfer or convey to the Operating Partnership or National Sales all of the Transferred Assets, except in all cases where the failure to transfer or convey any of the Transferred Assets would not, singly or in the aggregate, result in a Material Adverse Effect.

            (xxii)The General Partner has, and (except for Excluded Assets (as defined in the Conveyance Agreements)) upon consummation of the Transactions and at the Closing Time the Partnership, the Operating Partnership or National Sales will have, (1) good and marketable title to the real properties owned by them in fee simple, except as to properties set forth on Schedule I hereto as to which title will be obtained within the time frame and in accordance with the terms of the letter agreement between the Operating Partnership and the other parties to the Bank Credit Facility, (2) good and valid leasehold interests in the real property leased by them, other than certain immaterial leased property subject to the Agency Agreement (as defined in the Conveyance Agreements) and certain other immaterial leased property as to which the Partnership, the Operating Partnership or National Sales shall otherwise enjoy undisturbed possession thereof and (3) good and sufficient title to the personal property owned by them for the use and operation of such personal property as it has been used in the past and as it is proposed to be used by such entities, other than certain immaterial personal property which will be subject to the Agency Agreement, in each case free and clear of all Encumbrances except such as (A) are described in the Registration Statement and the Prospectus, (B) do not materially affect the use made or proposed to be made of such properties taken as a whole, (C) secure obligations under the Bank Credit Facility and the Note Agreements, (D) are set forth in the title policies in respect of certain properties securing obligations under the Bank Credit Facility and the Note Agreements or (E) are otherwise

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      permitted under the Bank Credit Facility and the Note Agreements; all of
      the material leases and subleases entered into in connection with the business of the General Partner and under which the General Partner holds, or the Partnership, the Operating Partnership or National Sales will hold, the properties described in the Registration Statement and the Prospectus are and upon consummation of the Transactions will be, valid and subsisting and in full force and effect with such exceptions as do not materially interfere with the use made or proposed to be made of such properties taken as a whole; and the General Partner does not have, and upon consummation of the Transactions and at the Closing Time the Partnership, the Operating Partnership and National Sales will not have, any notice of any claim of any sort that has been asserted by anyone adverse to the rights of or affecting or questioning the rights of the General Partner, the Partnership, the Operating Partnership or National Sales, as applicable, to the continued possession of the leased or subleased premises under any such lease or sublease with such exceptions as do not materially interfere with the use made or proposed to be made of such properties taken as a whole. Upon consummation of the Transactions and after giving effect to the Agency Agreement, the Partnership, the Operating Partnership and National Sales will succeed in all material respects to the business, assets, property and operations reflected in the pro forma financial statements of the Partnership, except as disclosed in the Prospectus.

            (xxiiiNone of the Propane Entities or Triarc is (A) in breach or violation of the provisions of its certificate of incorporation, bylaws, agreement of limited partnership or other governing documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other instrument to which any of such entities is a party or by which any of them may be bound, or to which any of the property or assets of any of them is subject (collectively, the "Agreements and Instruments") or (C) in violation of any applicable law or statute or any rule or regulation or judgment, order, writ or decree of any court, domestic or foreign, or governmental agency or body having jurisdiction over them or any of their properties, except in each case, for such breaches, violations or defaults which would not, either singly or in the aggregate, have a Material Adverse Effect; to the knowledge of the Propane Entities and Triarc, no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default.

            (xxiv)None of (A) the execution and delivery by the Propane Entities and Triarc of and the performance of their obligations under this Agreement, the Pricing Agreement and the issuance and sale of the Units as contemplated herein or therein or (B) the execution and delivery by the Propane Entities and Triarc and the performance of their respective obligations under the Transaction Documents and the consummation of the Transactions (including the use of the proceeds from the sale of the Units and the sale of the First Mortgage Notes as described in the Prospectus under the captions "The Transactions" and "Use of Proceeds"), will (in each case, whether or not with notice or lapse of time or both) (i) result in any breach or violation of the provisions of the certificate of incorporation, bylaws, agreement of limited partnership or other governing documents of any of the Propane Entities or Triarc, (ii) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Encumbrance upon any property or assets of the Propane Entities or Triarc pursuant to any Agreements and Instruments, except for (A) Encumbrances described in the Registration Statement and Prospectus, (B) conflicts, breaches, Repayment Events or Encumbrances that would not, singly or in the aggregate, have a Material Adverse Effect or (C) conflicts, breaches, Repayment Events or Encumbrances under the Existing Credit Facility or arising in connection with the Other Existing Indebtedness (which Existing Credit Facility and Other Existing Indebtedness are being repaid in their

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      entirety in connection with the Transactions as described in the
      Prospectus) or (iii) result in the violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Propane Entities or Triarc or any of their assets or properties, except where such violations would not, singly or in the aggregate, have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Propane Entities or Triarc.

            (xxv) No filing with, permit, consent, approval, license, registration, qualification, authorization or order or decree (collectively, the "Consents") of any court, governmental agency or body or financial institution, is required of any of the Propane Entities or Triarc in connection with the execution, delivery and performance of this Agreement, the Pricing Agreement and the Transaction Documents and the issuance and sale of the Units as contemplated herein and therein, or the consummation of the Transactions, except such Consents (A) as have already been or prior to Closing Time will be obtained, (B) as are required under the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934 (the "1934 Act"), the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), or the securities or "blue sky" laws of certain jurisdictions, (C) which (1) are of a routine or administrative nature, (2) are not customarily obtained or made prior to the consummation of transactions such as those contemplated hereby and by the Transaction Documents and (3) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the Transactions and (D) which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xxvi)No regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Units or the Subordinated Units, or suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Prospectus or suspends the sale of the Units in any jurisdiction in which the Units are qualified pursuant to Section 3(g) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Propane Entities which would prevent or suspend the issuance or sale of the Units or the Subordinated Units, as applicable, the effectiveness of the Registration Statement, or the use of any Prospectus in any jurisdiction in which the Units are qualified pursuant to Section 3(g).

            (xxvii)No labor dispute with the employees of the Propane Entities exists or, to the knowledge of the Propane Entities, is imminent, in either case, which could reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Propane Entities (without independent inquiry), there is no existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Propane Entities which could reasonably be expected to have a Material Adverse Effect.

          (xxiii)There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Propane Entities, threatened against or affecting the Propane Entities, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect (other than as disclosed in the Registration Statement and the Prospectus); all pending legal or governmental proceedings to which any of the Propane Entities is a party or of which

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      any of their respective property or assets is the subject are described in the Registration Statement, other than those proceedings (including ordinary routine litigation incidental to the business) that could not reasonably be expected to have a Material Adverse Effect.

            (xxix)There are no Agreements and Instruments of the Propane Entities or Triarc which are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto are accurate in all material respects.

            (xxx) The General Partner carries or is covered by, and upon consummation of the Transactions the Partnership, the Operating Partnership and National Sales will carry or be covered by insurance in such amounts and covering such risks as is, in the reasonable judgment of management of the Propane Entities, adequate for the conduct of their businesses and the value of their properties. No such entity has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; and on the date hereof all such insurance is, and at the Closing Time and upon consummation of the Transactions will be, outstanding and duly in force.

            (xxxi)The General Partner owns or possesses, or can acquire on reasonable terms, and upon consummation of the Transactions, the Partnership, the Operating Partnership and National Sales, as applicable, will own or possess, or be able to acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names described in the Prospectus as being owned by them or necessary for the conduct of their respective businesses (collectively, "patent and proprietary rights"); no such entity has received or is aware of any notice of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of such entities therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            (xxxii) The General Partner possesses, and upon consummation of the Transactions and at the Closing Time the Partnership, the Operating Partnership and National Sales, as applicable, will possess, such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business operated by them except for any of the foregoing the absence of which would not have a Material Adverse Effect, and no such entity has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (xxxiii) The Propane Entities are in compliance with the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or are exempt therefrom.

            (xxxiv)None of the Propane Entities or Triarc is (a) deemed to be a "gas utility company" within the meaning of Section 2(a)(4) of the Public Utility Holding Company Act of 1935, as amended

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      ("PUHCA"), (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of PUHCA or (c) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (xxxv)Except as set forth in the Registration Statement, the Propane Entities are in material compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where such noncompliance, singly or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl, and (E) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

            (xxxvi) There is no alleged liability, or to the knowledge of the Propane Entities, circumstance or condition which is reasonably likely to result in any liability (including, in either case, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties), of the Propane Entities arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by the Propane Entities or
      (B) any violation or alleged violation of any Environmental Law, (x) which liability is required to be disclosed in the Registration Statement or the Prospectus (and which is not so disclosed), or (y) (except as described in the Registration Statement and Prospectus) which liability, singly or in the aggregate, would have a Material Adverse Effect.

            (xxxvii) Each of the Propane Entities is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Propane Entities could reasonably be expected to have any material liability under Title IV of ERISA; the Propane Entities have not incurred and, to the knowledge of the Propane Entities, there is no pending or threatened material liability of the Propane Entities under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Propane Entities would have any material liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified in all material respects and to the knowledge of the Propane Entities nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (xxxviii) Each of the Propane Entities and Triarc has filed all federal income tax returns and all other material tax returns, domestic or foreign, required to be filed by it through the date hereof and has paid all federal taxes and assessments shown to be due on such returns and all other material taxes and assessments, domestic and foreign, in each case payable by it which have become due, other

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      than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been provided in accordance with GAAP.

            (xxxix) Each of the Propane Entities maintains or causes to be maintained on its behalf a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general and specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorizations and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxxx)None of the Propane Entities or Triarc has (A) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units, to facilitate the sale or resale of the Units or (B) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (i) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Units or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership.

            (xxxxi) None of the Partnership, the Operating Partnership or National Sales has engaged in any business other than in connection with its organization and the consummation of the Transactions.

            (xxxxii) The Units have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance.

            (xxxxiii) The issuance and delivery of the Subordinated Units to the General Partner is exempt from the registration requirements of the 1933 Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Propane Entities or Triarc has taken or will take any action that would cause the loss of such exemption.

            (xxxxiv) No relationship, direct or indirect, exists between the Propane Entities, Triarc or any of their affiliates, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described as required.

            (xxxxv) At the Closing Time, the General Partner will have (excluding its interests in the Partnership and the Operating Partnership and any notes or receivables from or payable to the Partnership and the Operating Partnership) a net worth of at least $15,000,000. For purposes of this representation, assets will be valued at fair market value, and the General Partner's interest in the Partnership and the Operating Partnership (as general partner, limited partner and creditor) shall not be taken into account except as an offset to the Partnership's or the Operating Partnership's liabilities that are taken into account in computing such net worth.

      (b) Any certificate signed by any officer of any of the Propane Entities or Triarc and delivered to the Representatives or to counsel for the Underwriters on or after the date hereof in connection with this

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Agreement shall be deemed a representation and warranty by the Propane Entities or Triarc to each Underwriter as to the matters covered thereby.

      SECTION 2.  Sale and Delivery to Underwriters; Closing.

      (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per Unit set forth in the Pricing Agreement, the number of Units set forth in Exhibit A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Units which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

            (1) If the Partnership has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per Firm Unit to be paid by the several Underwriters for the Firm Units have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

            (2) If the Partnership has elected to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per Firm Unit to be paid by the several Underwriters for the Firm Units shall be determined by agreement between the Representatives and the Partnership and, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Partnership and the Representatives. For purposes of this Agreement, the term "business day" means a day on which the New York Stock Exchange is open and trading in securities thereon is permitted.

      (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 928,571 Additional Units at the price per Additional Unit set forth in the Pricing Agreement. The option hereby granted will expire 30 days after (i) the date the Registration Statement becomes effective, if the Partnership has elected not to rely on Rule 430A under the 1933 Act Regulations, or (ii) the Representation Date, if the Partnership has elected to rely on Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Units upon notice by the Representatives to the Partnership setting forth the number of Additional Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Units. Any such time and date of delivery for the Additional Units (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Representative and the Partnership. If the option is exercised as to all or any portion of the Additional Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Additional Units then being purchased which the number of Firm Units set forth in Exhibit A opposite the name of such Underwriter bears to the total number of Firm Units (except as otherwise provided in the Pricing Agreement),

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subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment of the purchase price for, and delivery of certificates for, the Firm Units shall be made at the office of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, at 10:00 A.M. on July 2, 1996, or at such other place and time as shall be agreed upon by the Representatives and the Partnership or unless postponed in accordance with the provisions of Section 10 (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Additional Units are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Additional Units shall be made at the above-mentioned offices of Paul, Weiss, Rifkind, Wharton & Garrison, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership. Payment shall be made to the Partnership by same-day funds payable to the order of the Partnership against delivery to the Underwriters of the Firm Units to be purchased by them. Certificates for the Firm Units and the Additional Units, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Units and the Additional Units, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for, the Firm Units and the Additional Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Firm Units and the Additional Units, if any, will be made available for examination and packaging by the Representatives in New York City not later than 2:00 P.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Propane Entities and Triarc. The Propane Entities and Triarc covenant with each Underwriter as follows, but as to Triarc only with respect to clause (l) below:

            (a) To notify the Representatives promptly, and, if requested by the Representatives, confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Prospectus, or of the suspension by any state securities commission of the qualification of the Units for offering or sale in any jurisdiction, or the initiation of any proceedings for such purposes. To make every reasonable effort to prevent the issuance of any such stop order or suspension and, if any such stop order or suspension is issued, to obtain the lifting thereof at the earliest reasonably possible moment. If necessary, to file (i) an amendment to the Registration Statement or (ii) a post-effective amendment to the Registration Statement, if required, pursuant to Rule 430A under the 1933 Act, as soon as practicable after the execution and delivery of this Agreement and will use their reasonable best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. To prepare and file with the Commission, promptly upon the Underwriters' reasonable request, any amendment to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Units by the several

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      Underwriters and to use their reasonable best efforts to cause the same to become effective as promptly as possible.

            (b) To give the Representatives notice of the intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act or otherwise (including any revised Prospectus which the Partnership proposes for use by the Underwriters in connection with the offering of the Units which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), to furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and not to file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object in writing within two business days after being furnished a copy thereof.

            (c) To deliver to the Representatives and counsel for the Underwriters, without charge, photocopies of the signed Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and photocopies of all signed consents and certificates of experts, and to also deliver to the Representatives such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Underwriters may reasonably request.

            (d) To furnish to each Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered (the "Delivery Period") under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

            (e) To use reasonable best efforts to comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Units as contemplated by this Agreement and the Prospectus. If during the Delivery Period any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Propane Entities or for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or any other law, to promptly amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters and in compliance with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time they are delivered to a purchaser, not misleading and comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations; to promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such

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

      requirements, and to furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (f) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then following the execution of the Pricing Agreement, to prepare and timely file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of the amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted and to use its reasonable best efforts to cause such post-effective amendment to be declared effective as promptly as practicable.

            (g) To endeavor, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Units; provided, however that neither the General Partner, the Special General Partner nor the Partnership shall be obligated to file any general consent to service, subject itself (or its partners) to taxation in any such jurisdiction if it (or its partners) are not so subject, of process or qualify as foreign corporations or limited partnerships, as the case may be, in any jurisdiction in which they are not so qualified. In each jurisdiction in which the Units have been so qualified, to file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be reasonably required in connection with the distribution of the Units. To supply the Representatives with such information regarding the Propane Entities as is necessary for the determination of the legality of the Units for investment under the laws of such jurisdictions as the Representatives may reasonably request.

            (h) To make generally available to the security holders of the Partnership as soon as practicable, but not later than 105 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) which need not be audited covering a twelve month period beginning not later than the first day of the Partnership's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

            (i) To cause (i) the Partnership to use the net proceeds from the sale of the Common Units and the Additional Units, if any, (ii) the General Partner to use the net proceeds from the sale of the First Mortgage Notes and (iii) the Operating Partnership to apply such net proceeds contributed to it, in each case, as described in the Prospectus under the captions "The Transactions" and "Use of Proceeds."

            (j) To use reasonable best efforts to effect the listing of the Units on the NYSE.

            (k) In the case of the Propane Entities, not to (i) offer, sell, contract to sell or otherwise dispose of any Common Units, Subordinated Units or unsubordinated general partner interests in the Partnership or any securities convertible into or exchangeable or exercisable for Common Units, Subordinated Units or unsubordinated general partner interests in the Partnership (other than in connection with the General Partner Merger or, in the case of the Partnership, the issuance of Common Units in connection with Acquisitions or Capital Improvements) or (ii) grant any options or warrants to

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

      purchase Common Units, Subordinated Units or unsubordinated general partner interests in the Partnership or any securities convertible into or exchangeable or exercisable for Common Units, Subordinated Units or unsubordinated general partner interests in the Partnership (other than the grant of options to purchase Common Units or Subordinated Units pursuant to the National Propane Corporation 1996 Unit Option Plan that are not exercisable until at least 180 days after the date of the Pricing Agreement) for a period of 180 days after the date of the Pricing Agreement without the prior written consent of Merrill Lynch; provided that the Subordinated Units may be transferred without such consent to an Affiliate of the General Partner who agrees to be bound by the transfer restrictions contained in this subsection.

            (l) In the case of Triarc, not to (i) offer, sell, contract to sell or otherwise dispose of any Common Units, Subordinated Units or unsubordinated general partner interests in the Partnership or any securities convertible into or exchangeable or exercisable for Common Units, Subordinated Units or unsubordinated general partner interests in the Partnership or (ii) grant any options or warrants to purchase Common Units, Subordinated Units or unsubordinated general partner interests in the Partnership or any securities convertible into or exchangeable or exercisable for Common Units, Subordinated Units or unsubordinated general partner interests in the Partnership for a period of 180 days after the date of the Pricing Agreement without the prior written consent of Merrill Lynch; provided that the Subordinated Units may be transferred without such consent to an Affiliate of the General Partner who agrees to be bound by the transfer restrictions contained in this subsection.


            (m) For a period of five years after the Closing Time, to furnish to the Representatives, as they may reasonably request, copies of (i) any reports (excluding exhibits) filed by the Partnership with the Commission on Forms 10-Q and 10-K, (ii) all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Units may be listed pursuant to requirements of or agreements with such exchange and (iii) all other reports and information furnished to the Partnership's security holders, promptly as they become available.

            (n) In accordance with the Cuba Act and without limitation to the provisions of Sections 6 and 7 hereof, to indemnify and hold harmless each Underwriter from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Propane Entities of the Cuba Act.

            (o) Prior to filing with the Commission any reports on Form SR pursuant to Rule 463 of the Rules and Regulations, to furnish a copy thereof to the counsel for the Underwriters and receive and consider its comments thereon, and to deliver promptly to the Representatives a signed copy of each report on Form SR filed by it with the Commission.

            (p) To cause to be accomplished or obtained as soon as practicable all consents, recordings and filings necessary to perfect, preserve and protect the title of the Operating Partnership and National Sales to the Transferred Assets owned by them as a result of the Transactions.

            (q) To cause the Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, to use reasonable best efforts to file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

      SECTION 4. Payment of Expenses. The Propane Entities will pay all expenses incident to the performance of their obligations under this Agreement and the Pricing Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Pricing Agreement, the Prospectus (and any amendments or supplements thereto) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Units, (iii) the preparation, issuance and delivery of the certificates for the Units to the Underwriters, including any transfer taxes or duties payable upon the sale of the Units to the Underwriters, (iv) the fees and disbursements of counsel for the Propane Entities and Triarc, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky memoranda and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky memoranda and any supplement thereto, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Units, (viii) the fees and expenses incurred in connection with the listing of the Units on the NYSE and
(ix) the performance by the Propane Entities and Triarc of their other obligations under this Agreement, the Pricing Agreement and the Transaction Documents.

      If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5(b), 9(a)(i) or Section 11 hereof, the Propane Entities shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. Except as expressly provided in this Agreement, all other fees and expenses incurred by or on behalf of the Underwriters shall be borne by the Underwriters.

      SECTION 5.  Conditions of Underwriters' Obligations.

      (a) The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Propane Entities and Triarc herein contained, to the performance in all material respects by the Propane Entities and Triarc of their obligations hereunder to be performed prior to the Closing Time, and to the following further conditions:

            (i) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the several Underwriters; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and no stop order suspending the sale of the Units in any jurisdiction designated by the Underwriters pursuant to Section 3(g) hereof shall have been issued and no proceeding for that purpose shall have been commenced. If the Partnership has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Units and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act

      Regulations within the prescribed time period and, prior to Closing Time, the Partnership shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations. Any request on the part of the Commission or any state securities authority in a jurisdiction designated by the Underwriters pursuant to Section 3(g) for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

            (ii) No Underwriter shall have been advised by the Partnership or shall have discovered and disclosed to the Partnership that the Registration Statement, as amended at the time it becomes effective, or the Prospectus, at the Representation Date or at the Closing Time, or any amendment or supplement thereto, contains an untrue statement of fact which is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (iii) At Closing Time the Representatives shall have received an opinion reasonably satisfactory to the Underwriters of Latham & Watkins, counsel to the Underwriters, covering such matters as are customarily covered in such opinions.

            (iv)
      At Closing Time the Representatives shall have received:


                  (1) The favorable opinion, dated as of Closing Time, of Paul,
            Weiss, Rifkind Wharton & Garrison, counsel for the Propane Entities and Triarc, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                        A. Each of the Partnership and the Operating Partnership
                  (A) has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Act, with all partnership power and authority to (x) own, lease and operate the properties it will own upon consummation of the Transactions, and conduct its business as it will be conducted upon consummation of the Transactions, in each case as described in the Registration Statement and the Prospectus,
                  (y) enter into and perform its obligations under the Transaction Documents to which it is a party and (z) enter into and perform its obligations under this Agreement and the Pricing Agreement and, with respect to the Partnership, issue and sell the Units as provided herein and therein and (B) to such counsel's knowledge the State of Iowa is the only jurisdiction in which the nature of the Partnership's business requires the Partnership to be duly qualified or registered and in good standing as a foreign limited partnership.

                        B. The Special General Partner (A) has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with all corporate power and authority to (x) own the properties it will own upon consummation of the Transactions, and act as non-managing general partner of the Partnership and the Operating Partnership, in each case as described in the Registration Statement and the Prospectus, (y) enter into and perform its obligations under the Transaction Documents to which it is a party and (z) enter into and perform its obligations under this Agreement and (B) to such counsel's knowledge based upon the nature of the Special General Partner's business, the Special General Partner is not required to be duly qualified and in good standing as a foreign limited partnership in any jurisdiction.

                        C. National Sales (A) has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of its state of incorporation, with all corporate power and authority to (x) own, lease and operate the properties it will own upon consummation of the Transactions, and conduct its business as it will be conducted upon consummation of the Transactions, in each case as described in the Registration Statement and the Prospectus and (y) enter into and perform its obligations under the Transaction Documents to which it is a party.

                        D. Each of the General Partner and Triarc (A) has been
                  duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with all corporate power and authority to (x) own, lease and operate its properties, conduct its business and, in the case of the General Partner, act as general partner of the Partnership and the Operating Partnership, in each case as described in the Registration Statement and the Prospectus,
                  (y) enter into and perform its obligations under the Transaction Documents to which it is a party and (z) enter into and perform its obligations under this Agreement and (B) in the case of Triarc, based solely on certificates from such jurisdictions, is duly qualified as a foreign corporation authorized to do business and in good standing in each jurisdiction listed on a schedule to such counsel's opinion, and to such counsel's knowledge such jurisdictions are the only ones in which the nature of its business or its leasing or ownership of property requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

                        E. All of the shares of issued and outstanding capital
                  stock of the General Partner have been duly authorized and validly issued and are fully paid and nonassessable, and are owned of record and to such counsel's knowledge beneficially, by Triarc, directly or through subsidiaries of Triarc, free and clear of all Encumbrances (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Triarc as a debtor is on file in the office of the Secretary of State of the State of Delaware or
                  (ii) otherwise known to such counsel without independent investigation, except for Encumbrances created by or arising under the General Corporation Law of the State of Delaware (the "DGCL") or Encumbrances in favor of the Operating Partnership and Encumbrances under the Existing Credit Facility.

                        F. All of the unsubordinated general partner interests
                  in the Partnership and the Operating Partnership are owned of record and to such counsel's knowledge beneficially, by the General Partner and the Special General Partner, and the GP Incentive Distribution Rights are owned by the General Partner, in each case, free and clear of all Encumbrances (i) in respect of which a financing statement under the

                  Uniform Commercial Code of the State of Delaware naming the General Partner or the Special General Partner, as the case may be, as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel without independent inquiry, except for Encumbrances created by or arising under the Delaware Act, and except for Encumbrances securing obligations under the Bank Credit Facility, the Note Agreements and other Parity Debt with respect to the unsubordinated general partner interests held by the General Partner and the Special General Partner.

                        G. All of the limited partner interests in the Operating
                  Partnership are owned of record and to such counsel's knowledge beneficially, by the Partnership free and clear of all Encumbrances (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel without independent inquiry, except for Encumbrances created by or arising under the Delaware Act, and except for Encumbrances securing obligations under the Bank Credit Facility, the Note Agreements and other Parity Debt.


                        H. All of the shares of issued and outstanding capital
                  stock of the Special General Partner and National Sales have been duly authorized and validly issued and are fully paid and nonassessable, and are owned of record and to such counsel's knowledge beneficially, by the General Partner and the Operating Partnership, respectively, free and clear of all Encumbrances (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner or the Operating Partnership, respectively, as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel without independent inquiry, except for Encumbrances created by or arising under the DGCL, and except for Encumbrances securing obligations under the Bank Credit Facility, the Note Agreements and other Parity Debt.

                        I. The Units, when issued and delivered by the
                  Partnership against payment of the consideration set forth herein, will be acquired by the Underwriters free and clear of all Encumbrances created by the Partnership Agreement.

                        J. The Subordinated Units, when issued and delivered
                  pursuant to the Conveyance Agreements and the Partnership Agreement, will be owned by the General Partner, free and clear of all Encumbrances (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel without independent investigation, except for Encumbrances created by or arising under the Delaware Act.

                        K. Except as described in the Registration Statement
                  and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests in the Partnership or the Operating Partnership pursuant to the provisions of the Partnership Agreements or any Agreement or Instrument filed as an exhibit to the Registration Statement to which any of the Propane Entities is a party or by which any of them may be bound. To such counsel's knowledge, except as described in the Registration Statement and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement and the Pricing Agreement gives rise to any rights for or relating to the registration of any Units or other securities (debt or equity) of the Partnership. Except as described in the Registration Statement and the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any Units or Subordinated Units or any security convertible into or exercisable or exchangeable for Units or Subordinated Units.

                        L. This Agreement and the Pricing Agreement have each
                  been duly authorized, executed and delivered by the Propane Entities and Triarc.

                        M. The Transaction Documents have been, or at Closing
                  Time will be, duly authorized, executed and delivered by each of the Propane Entities and Triarc, to the extent they are parties thereto, and (assuming due authorization, execution and delivery by each other party thereto), the Transaction Documents that are governed by the laws of the State of New York are valid and legally binding agreements of the Propane Entities and Triarc, to the extent they are parties thereto, as applicable, enforceable against each of them in accordance with their respective terms, except that the enforceability of any such agreement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing and (iii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        N. None of (A) the execution and delivery by the Propane
                  Entities and Triarc of and the performance of their obligations under this Agreement, the Pricing Agreement and the issuance and sale of the Units as contemplated herein or therein or (B) the execution and delivery by the Propane Entities and Triarc and the performance of their obligations under the Transaction Documents and of the consummation of the Transactions (including the use of the proceeds from the sale of the Units and the sale of the First Mortgage Notes as described in the Prospectus under the captions "The Transactions" and "Use of Proceeds"), will (in each case, whether or not with notice or lapse of time or both) (i) result in any breach or violation of the provisions of the certificate of incorporation or bylaws of any of the General Partner, the Special General Partner, National Sales or Triarc, (ii) conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Encumbrance upon any property or assets of the Propane Entities or Triarc pursuant to any material Agreements and Instruments in effect on the date of the opinion that have been filed as exhibits to the Registration Statement, except for (A) Encumbrances described in the Registration Statement and Prospectus, (B) conflicts, breaches or Repayment Events under the Existing Credit Facility and the Other Existing Indebtedness that is being repaid at the Closing Time, (C) conflicts, breaches, Repayment Events or Encumbrances that would not, singly or in the aggregate, have a Material Adverse Effect or (iii) result in the violation of the DGCL or any applicable New York State (except with respect to permits and approvals required in New York State for the operation of the business of the Propane Entities) or Federal law, statute, rule or regulation or any judgment, order, writ or decree known to such counsel of any New York State or Federal government, government instrumentality or court, having jurisdiction over any of the Propane Entities or Triarc or any of their assets or properties, except where such violations would not, singly or in the aggregate, have a Material Adverse Effect.

                        O. No Consent of any New York (except with respect to
                  permits and approvals required in New York State for the operation of the business of the Propane Entities) or Federal court, governmental agency or body or under the DGCL or the Delaware Act is required of any of the Propane Entities or Triarc in connection with the execution, delivery and performance of this Agreement, the Pricing Agreement and the Transaction Documents and the issuance and sale of the Units as contemplated herein and therein, except such Consents (A) as have already been obtained, (B) as are required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or securities or "blue sky" laws of certain jurisdictions, (C) which (1) are of a routine or administrative nature, (2) are not customarily obtained or made prior to the consummation of transactions such as those contemplated hereby and by the Transaction Documents and (3) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the Transactions and (D) which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and
                  (E) as are required under PUHCA.

                        P. The issuance and delivery of the Subordinated Units
                  to the General Partner pursuant to the Partnership Agreement and the Conveyance Agreements is exempt from the registration requirements of the 1933 Act and the securities laws of any state having jurisdiction with respect thereto.

                        Q. To such counsel's knowledge, there is no action,
                  suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Propane Entities, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect (except as disclosed in the Registration Statement and the Prospectus).

                        R. To such counsel's knowledge, there are no Agreements
                  and Instruments of the Propane Entities or Triarc which are required to be described in the

                  Registration Statement or to be filed as exhibits thereto other than those described therein or filed as exhibits thereto.

                        S. To such counsel's knowledge, (A) none of the Propane
                  Entities or Triarc is in breach or violation of the provisions of its certificate of incorporation, bylaws, agreement of limited partnership or other governing documents and (B) no default by any of the Propane Entities exists in the due performance or observance of the Bank Credit Facility, the Purchase Agreement, the Conveyance Agreements and the Triarc Note, which default could reasonably be expected to have a Material Adverse Effect.

                        T. The statements in the Registration Statement and the
                  Prospectus at the time the Registration Statement becomes effective and in the Prospectus at the Representation Date and at Closing Time under the captions "The Transactions", "Cash Distribution Policy -- Partnership Loan", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Contingencies" (other than the second paragraph thereof), "-- Description of Indebtedness", "Business and Properties -- Government Regulation", "-- Litigation and Contingent Liabilities" and "--Transfer of the Partnership Assets", insofar as such statements constitute a summary of the Transaction Documents or of legal matters or proceedings referred to therein, fairly and accurately present in all material respects the information set forth therein with respect to such documents, legal matters and proceedings.

                        U. Triarc is not an "investment company" within the
                  meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  In addition such counsel shall state that the Commission has advised such counsel that the Registration Statement was declared effective under the 1933 Act on June 26, 1996; the Prospectus was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations on June 27, 1996; and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

                  In rendering such opinion, counsel may rely as to factual matters upon certificates or written statements from officers or other appropriate representatives of the Propane Entities or Triarc or upon certificates of public officials and need not express any opinion with regard to the laws of any jurisdiction other than the federal law of the United States (except that such counsel need not opine on the Federal Motor Safety Carrier Act and, except in paragraph U, the 1940 Act and PUHCA), the law of the State of New York (except that such counsel need not opine on state and municipal fire safety codes and permits), the DGCL and the Delaware Act.

                  (2) The favorable opinion, dated as of Closing Time, of
            Andrews & Kurth L.L.P., counsel for the Propane Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                        A. The Partnership Agreement has been duly authorized,
                  executed and delivered by the General Partner, the Special General Partner and Triarc, as the organizational limited partner, and is a valid and legally binding agreement of the General Partner, the Special General Partner and Triarc, as the organizational limited partner, enforceable against each of them in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner, the Special General Partner and the Partnership and is a valid and legally binding agreement of the General Partner, the Special General Partner and the Partnership, enforceable against each of them in accordance with its terms; provided that, enforceability of the Partnership Agreements may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' rights generally, (ii) public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing and (iii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        B. The General Partner and the Special General Partner
                  are the sole general partners of the Partnership and the Operating Partnership, each with, at the Closing Time and upon consummation of the Transactions (assuming the Underwriters have not exercised the Over-allotment Option), a 1.0% unsubordinated general partner interest in the Partnership pursuant to the Partnership Agreement and a 1.0101% unsubordinated general partner interest in the Operating Partnership pursuant to the Operating Partnership Agreement; all

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
                  such general partner interests and the GP Incentive Distribution Rights have been duly authorized by the Partnership Agreements and were validly issued to the General Partner and the Special General Partner, as the case may be, in accordance with the Operating Partnership Agreements.

                        C. The Partnership is the sole limited partner of the
                  Operating Partnership with, at the Closing Time and upon consummation of the Transactions (assuming the Underwriters have not exercised the Over-allotment Option), an approximately 97.9798% limited partner interest in the Operating Partnership; such limited partner interest in the Operating Partnership has been duly authorized by the Operating Partnership Agreement, was validly issued in accordance with the Operating Partnership Agreement, and is fully paid (to the extent required by the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described on the Prospectus under the caption "The Partnership Agreement -- Limited Liability").

                        D. The 6,190,476 Firm Units to be issued and sold to the
                  Underwriters by the Partnership and the limited partner interest represented thereby are duly authorized by the Partnership Agreement and, when issued and delivered by the Partnership against payment of the consideration set forth in the Purchase Agreement, will be validly issued to the Underwriters in accordance with the Partnership Agreement, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement -- Limited Liability"); on the date hereof, the Firm Units are the only limited partner interests of the Partnership.

                        E. The 4,533,638 Subordinated Units and the GP Incentive
                  Distribution Rights to be issued to the General Partner pursuant to the applicable Conveyance Agreement and the subordinated general partner interests represented thereby are duly authorized by the Partnership Agreement and, when issued and delivered pursuant to the terms of the applicable Conveyance Agreement and the Partnership Agreement, will be validly issued to the General Partner in accordance with the Partnership Agreement.

                        F. None of (A) the execution and delivery by the Propane
                  Entities and Triarc of and the performance of their obligations under this Agreement and the Pricing Agreement and the issuance and sale of the Units as contemplated herein or therein or (B) the execution and delivery by the Propane Entities and Triarc and the performance of their obligations under the Transaction Documents and the consummation of the Transactions (including the use of the proceeds from the sale of the Units and the sale of the First Mortgage Notes as described in the Prospectus under the caption "Use of Proceeds"), will (in each case, whether or not with notice or lapse of time or both) (i) result in any breach or violation of the provisions of the Partnership Agreements or (ii) result in the violation of the Delaware Act.

                        G. No Consent of any Federal court, governmental agency
                  or body is required pursuant to or under PUHCA in connection with the execution, delivery and performance of this Agreement, the Pricing Agreement and the Transaction Documents and the issuance and sale of the Units as contemplated herein and therein, except such Consents (A) as have already been obtained, (B) which (1) are of a routine or administrative nature, (2) are not customarily obtained or made prior to the consummation of transactions such as those contemplated hereby and by the Transaction Documents and (3) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the Transactions and (C) which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                        H. The statements in the Registration Statement and
                  Prospectus under the captions "Conflicts of Interest and Fiduciary Responsibility", "Cash Distribution Policy" (other than (i) the table under the subsection "-- Incentive Distributions --Hypothetical Annualized Yield" and (ii) the statements under the subsection "-- Cash Available for Distribution," as to which such counsel need not express any opinion), "Description of the Common Units" and "The Partnership Agreement," insofar as such statements constitute descriptions of the Partnership Agreements, or refer to statements of law or legal conclusions, are accurate and complete in all material respects.

                        I. None of the Propane Entities is (a) deemed to be a
                  "gas utility company" within the meaning of Section 2(a)(4) of PUHCA, (b) a "holding company", within the meaning of PUHCA or
                  (c) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder. Triarc is not (a) deemed to be a "gas utility company" within the meaning of Section 2(a)(4) of PUHCA or (b) a "holding company" within the meaning of PUHCA.

                        J. The Units, when issued and delivered by the
                  Partnership against payment of the consideration set forth herein, the Subordinated Units, the unsubordinated general partner interests in the Partnership and the GP Incentive Distribution Rights, conform or will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

                        K. The opinion of Andrews & Kurth L.L.P. filed as
                  Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

                  In rendering such opinion, counsel may rely as to factual matters upon certificates or written statements from officers or other appropriate representatives of the Propane Entities or Triarc or upon certificates of public officials and need not express any opinion with regard to the laws of any jurisdiction other than the federal law of the United States, the Delaware Act and the DGCL.

(3) The favorable opinion, dated as of Closing Time, of local counsel for the Propane Entities in the states of Arizona, Arkansas, Colorado Connecticut, Florida, Illinois, Iowa, Kansas, Maine, Massachusetts, Michigan, Minnesota, Missouri, New Hampshire, New Mexico, New York, Rhode Island, and Wisconsin, (each, a "State") in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                        A. Each of the Propane Entities and National Sales has
                  been duly qualified or registered as a foreign corporation or a foreign limited partnership authorized to do business and in good standing under the laws of [state] (except that (i) local counsel need express no such opinion with respect to the Special General Partner and (ii) only local counsel in Iowa need express such opinion with respect to the Partnership).

                        B. The Partnership has all requisite partnership power
                  and authority under the laws of [state] to own or lease its properties and to conduct its business in such state; the Operating Partnership has all requisite partnership power and authority under the laws of [state] to own or lease its properties and to conduct its business in such state; and upon the execution, delivery and performance of their obligations under the Conveyance Documents, assuming that the Partnership will not be liable under the laws of the State of Delaware for the liabilities of the Operating Partnership and that the Unitholders will not be liable under the laws of the State of Delaware for the liabilities of the Partnership or the Operating Partnership, the Partnership will not be liable under the laws of such state for the liabilities of the Operating Partnership, and the Unitholders will not be liable under the laws of such state for the liabilities of the Partnership or the Operating Partnership.

                        C. The execution, delivery and performance of the
                  Conveyance Documents in connection with the Conveyance and relating to the transfer of the Transferred Assets in [state] in accordance with the terms thereof will not violate any statute of such state or, to such counsel's knowledge, any order, rule or regulation of any agency of such state having jurisdiction over any of the Propane Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a Material Adverse Effect.

                        D. To the extent that the Conveyance Documents executed
                  in connection with the Conveyance are valid and legally binding agreements under applicable law as stated therein, and assuming the due authorization, execution and delivery thereof by the parties thereto, such Conveyance Documents are valid and legally binding agreements of the parties thereto under the laws of [state], enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the rights of contracting parties and to general equity principles; each of the Conveyance Documents executed in connection with, and in order to give effect to, the Conveyance, is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in such state, as described in the applicable Conveyance Documents, subject to the conditions, reservations and limitations contained in the Conveyance

                  Documents, except motor vehicles or other property requiring conveyance of certificated title as to which the applicable Conveyance Documents are legally sufficient to compel delivery of such certificated title.

                        E. Each Conveyance Document executed in connection with,
                  or to give effect to, the Conveyance (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of [state], to the extent such recordation is required, and, upon proper recordation of any such Conveyance Document which is required to be recorded, will constitute notice to all third parties under the recordation statutes of each state concerning record title to the portion of the Transferred Assets described in each of the applicable Conveyance Documents. Recordation in the office of the County Clerk for each county in which the Propane Entities own property is the appropriate public office in such state for the recordation of deeds and assignments of interests in real property located in such county.

                        F. No consent, approval, authorization, order,
                  registration or qualification of or with any governmental agency or body of such [state] governing (A) changes in ownership or control of industrial or other facilities generally, (B) retail propane sales generally or (C) the issuance of securities by entities owning retail propane sales facilities, or, to such counsel's knowledge, based solely upon their participation as special [state] counsel with respect to matters relating to the Transactions and without having conducted an independent investigation, any other governmental agency or body of such state having jurisdiction over the Propane Entities or any of their respective properties is required for the issue and sale of the Units by the Partnership or for the conveyance of the properties constituting Transferred Assets located in such state to be conveyed to the Operating Partnership in connection with the Conveyance and pursuant to the applicable Conveyance Documents, except such permits, consents, approvals and similar authorizations (1) required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the securities or "blue sky" laws of certain jurisdictions, (2) which, if not obtained, would not, singly or in the aggregate, have a Material Adverse Effect, (3) which
                  (a) are of a routine or administrative nature, (b) are not customarily obtained or made prior to the consummation of transactions such as those contemplated hereby and by the Transaction Documents and (c) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the Transactions or (4) which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            In rendering such opinion, counsel (i) may rely as to factual matters upon certificates or written statements from officers or other appropriate representatives of the Propane Entities and Triarc or upon certificates of public officials, (ii) need not express any opinion with regard to the laws of any jurisdiction other than their state of practice and (iii) may state that they express no opinion with respect to the title of any of the Propane Entities to any of their respective real or personal property.

(4) The favorable opinion, dated as of Closing Time, of Rosen & Read, L.L.P., tax counsel for the Propane Entities and Triarc in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that the statements in the Registration Statement and the Prospectus at the time the Registration Statement became effective and in the Prospectus at the Representation Date and at Closing Time in the second paragraph under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations
- --Contingencies", insofar as such statements constitute a summary of the legal matters or proceedings referred to therein, fairly and accurately present in all material respects the information set forth therein with respect to such legal matters and proceedings.

      In giving the opinions required by subsections (iv)(1) of this Section 5(a), Paul, Weiss, Rifkind, Wharton & Garrison shall additionally state that such counsel participated in meetings with representatives of the Propane Entities and Triarc, representatives of the Underwriters and representatives of Deloitte & Touche L.L.P. at which the contents of the Registration Statement and related matters were discussed, and although such counsel is not passing upon, and does not assume responsibility for the accuracy, completeness or fairness of, any portion of the Registration Statement or the Prospectus, as amended or supplemented (except to the extent specified in such counsel's opinion), (i) such counsel is of the opinion that the Registration Statement as of its effective date, and the Prospectus as of its date and as of the date of such opinion, complied as to form in all material respects with the requirements of the 1933 Act and the applicable 1933 Act Regulations, except that such counsel need express no opinion with respect to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus and (ii) such counsel has no reason to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and at the Closing Time, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus or the statements under the captions "Prospectus Summary -- Tax Risks", "-- Summary of Tax Considerations", "Risk Factors -- Tax Risks", "Cash Distribution Policy" (except for the subsection " -- Partnership Loan"), "Description of the Common Units", "The Partnership Agreement", "Tax Considerations", "Investment in the Partnership by Employee Benefit Plans."

            In giving the opinion required by subsection (iv)(2) of this Section 5(a), Andrews & Kurth L.L.P. shall additionally state that such counsel has participated in meetings with representatives of the Propane Entities and Triarc, representatives of the Underwriters and representatives of Deloitte & Touche L.L.P. at which the contents of the Registration Statement and related matters were discussed, and although such counsel is not passing upon, and does not assume responsibility for the accuracy, completeness or fairness of, any portion of the Registration Statement or the Prospectus, as amended or supplemented (except to the extent specified in such counsel's opinion), such counsel has no reason to believe that, as of its effective date, the statements in the Registration Statement under the captions "Prospectus Summary -- Tax Risks", "-- Summary of Tax Considerations", "Risk Factors -- Tax Risks", "Cash Distribution Policy" (other than (i) the table under the subsection "-- Incentive Distributions-Hypothetical Annualized Yield", (ii) the statements under the subsection "-- Cash Available for Distribution", and (iii) the statements under the subsection "-- Partnership Loan", as to which such counsel need express no opinion), "Description of Common Units", "Tax Considerations", "Risk Factors -- "Tax Risks", "The Partnership Agreement" and "Investment in the Partnership by Employee Benefit Plans" (other than the financial data and other statistical data included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or the Closing Time, the statements in the Prospectus under the captions "Prospectus Summary -- Tax Risks", "-- Summary of Tax Considerations", "Cash Distribution Policy" (other than (i) the table under the subsection "-- Incentive Distributions-Hypothetical Annualized Yield", (ii) the statements under the subsection "-- Cash Available for Distribution", and (iii) the statements under the subsection "-- Partnership Loan", as to which such counsel need express no opinion), "Description of Common Units", "Tax Considerations", "Investment in the Partnership by Employee Benefit Plans" and "The Partnership Agreement" (other than the financial data and other statistical data included therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (v) Except as contemplated by the Prospectus, at Closing Date there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) any material change in the partners' capital, capital stock, short-term or long-term debt of any of the Propane Entities, taken as a whole, or Triarc, (ii) any liabilities or obligations incurred by the Propane Entities or Triarc, direct or indirect, contingent or matured, which are material to the Propane Entities, taken as a whole, or Triarc other than such liabilities or obligations as are reflected in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or (iii) any other event or development that may reasonably be expected, either singly or in the aggregate, to result in a Material Adverse Effect.

            (vi) The Representatives shall have received a certificate signed on behalf of the Partnership and the Operating Partnership by the President, or a Vice President of the General Partner and by the principal financial or principal accounting officer of the General Partner, dated as of Closing Time, to the effect that (i) the representations and warranties of the Partnership and the Operating Partnership in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time (except to the extent any relate to a specific date),
      (ii) the Partnership and the Operating Partnership have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement, the Pricing Agreement, the Transaction Documents or otherwise at or prior to Closing Time, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, (iv) such persons have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto, and to such persons' knowledge such documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (v) no event of the type contemplated in subsection (v) of this Section 5(a) in respect of the Partnership or the Operating Partnership has occurred.

            (vii) The Representatives shall have received a certificate signed on behalf of the General Partner and the Special General Partner by the Chairman, the President or a Vice President and the chief financial or accounting officer of the General Partner and the Special General Partner to the effect that (i) the representations and warranties of such entity contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time (except to the extent any relate to a specific date), (ii) such entity has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement, the Pricing Agreement, the Transaction Documents or otherwise at or prior to Closing Time, (iii) such persons have

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

      carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto, and to such persons' knowledge, such documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iv) no event of the type contemplated in subsection (v) of this Section 5(a) in respect of such entity has occurred.

            (viii)The Representatives shall have received a certificate signed on behalf of Triarc by the Chairman, the President or a Vice President and the chief financial or accounting officer of Triarc to the effect that (i) the representations, warranties and agreements of Triarc contained in
      Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (ii) Triarc has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement, the Pricing Agreement, the Transaction Documents or otherwise at or prior to Closing Time (iii) such persons have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto, and to such persons' knowledge such documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iv) no event of the type contemplated in subsection (v) of this Section 5(a) in respect of Triarc has occurred.

            (ix) At the time of the execution of this Agreement, the Underwriters shall have received an accountants' "comfort letter" from Deloitte & Touche, dated such date, in form and substance reasonably satisfactory to the Underwriters,

            (x) At Closing Time the Underwriters shall have received from Deloitte & Touche a bring-down letter, dated as of Closing Time, to the effect that Deloitte & Touche, LLP reaffirms the statements made in the letter furnished pursuant to subsection (ix) of this Section 5(a), except that the specified date referred to shall be a date not more than five days prior to Closing Time and, if the Partnership has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that it has carried out certain specified procedures with respect to certain amounts, percentages and financial information specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430A(b).

            (xi) At the Closing Time the Units shall have been approved for listing on the NYSE, subject only to official notice of issuance, and the NASD shall have approved the Underwriters' participation in the distribution of the Units and such approval shall not have been withdrawn or limited.

            (xii) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Pricing Agreement, the Transaction Documents, the Registration Statement and Prospectus and all other legal matters relating to this Agreement and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Propane Entities and Triarc shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (xiii)The Existing Credit Facility shall have been or will be repaid in its entirety and all obligations thereunder discharged, cancelled or extinguished substantially contemporaneously with the Closing Time.

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

            (xiv) The Operating Partnership shall have entered into the Bank Credit Facility and the Representatives shall have received counterparts, conformed as executed, thereof.

            (xv) Simultaneously with or prior to the sale of the Firm Units at the Closing Time, the Transactions shall have been consummated and shall conform in all material respects to the description thereof in the Registration Statement and the Prospectus.

            (xvi) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Additional Units, the representations and warranties of the Propane Entities and Triarc contained herein and the statements in any certificates furnished by the Propane Entities or Triarc hereunder shall be true and correct as of each Date of Delivery (except to the extent any relate to a specific date) and, at the relevant Date of Delivery, the Representatives shall have received:

                  (1) Certificates, dated such Date of Delivery, of officers of the Propane Entities and Triarc, as applicable, confirming that the certifications made in the applicable certificate delivered at the Closing Time pursuant to Sections 5(a)(vi) through 5(a)(viii) hereof remain true and correct as of such Date of Delivery.

                  (2) The favorable opinions of Paul, Weiss, Rifkind, Wharton &
            Garrison and Andrews & Kurth L.L.P., counsel for the Propane Entities and Triarc, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(a)(iv)(1) and 5(a)(iv)(2) hereof.

                  (3) The favorable opinion of Latham & Watkins, counsel for the
            Underwriters, dated such Date of Delivery, relating to the Additional Units to be purchased on such Date of Delivery.

                  (4) A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(a)(ix) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      (b) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Partnership at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 3(n), 6 and 7 shall survive any such termination and remain in full force and effect.

      SECTION 6.  Indemnification.

      (a) The Partnership, the Operating Partnership, the General Partner, the Special General Partner and Triarc jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each officer and director of each Underwriter and of any such controlling person as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Partnership; and

            (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

      provided, however, that this indemnity agreement (A) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (B) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or any officer or director of such Underwriter or of any such controlling person) on account of any such loss, claim, damage, liability or expense arising from the sale of the Units by such Underwriter to any person if the Partnership shall sustain the burden of proving that the Prospectus or any subsequent amendment or supplement to such Prospectus (whether or not filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations) shall not have been delivered or sent to such person within the time required by the 1933 Act or the 1933 Act Regulations and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus, provided that the Partnership has delivered the Prospectus to the several Underwriters in compliance with Section 3(d) hereof in reasonably requested quantities and on a timely basis to permit such delivery or sending.

            In making a claim for indemnification under this Section 6 (other than pursuant to clause (a)(iii) of this Section 6 which shall be subject to the last four sentences of this paragraph set forth below) or contribution under Section 7 by the Propane Entities or Triarc, the indemnified parties may proceed against either (i) both the Propane Entities and Triarc or (ii) the Propane Entities only, but may not proceed solely against Triarc. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage ad expense incurred with respect to a final judgment from a trial court then, as a precondition to any indemnified party obtaining indemnification or contribution from Triarc (but not any of the Propane Entities), the indemnified parties shall first obtain a final judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement with respect to such loss, liability, claim, damage or expense (the "Final Judgment") from the Propane Entities and Triarc and shall seek to satisfy such Final Judgment in full from the Propane Entities by making a written demand upon the Partnership for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Partnership of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on Triarc (but only if and to the extent the Propane Entities have not already satisfied such Final Judgment, whether by settlement, release or otherwise). The indemnified parties may exercise this right to first seek to obtain payment from the Propane Entities and thereafter obtain payment from Triarc without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified parties shall, however, be relieved of their obligation to first obtain a Final Judgment, to seek to obtain payment from the Propane Entities with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Propane Entities to immediately satisfy any such Final Judgment if (i) any of the Propane Entities files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order for relief is entered against any of the Propane Entities in an involuntary case under the Bankruptcy Code and the continuance in effect of such order for 60 consecutive days, (iii) any of the Propane Entities makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for any of the Propane Entities or a substantial portion of its assets and the continuance in effect of such order for 60 consecutive days. The foregoing provisions of this paragraph are not intended to require any indemnified party to obtain a Final Judgment against the Propane Entities or Triarc before obtaining reimbursement of expenses pursuant to clause (a)(iii) of this Section 6. However, the indemnified parties shall first seek to obtain such reimbursement in full from the Propane Entities by making a written demand upon the Partnership for such reimbursement. Only in the event such expenses shall remain unreimbursed in whole or in part 45 days following the date of receipt by the Partnership of such demand shall any indemnified party have the right to receive reimbursement of such expenses from Triarc by making written demand directly on Triarc (but only if and to the extent the Propane Entities have not already satisfied the demand for reimbursement, whether by settlement, release or otherwise). The indemnified parties shall, however, be relieved of their obligation to first seek to obtain such reimbursement in full from the Propane Entities or, having made written demand therefor, to wait such 45 days after failure by the Propane Entities to immediately reimburse such expenses if
      (i) any of the Propane Entities files a petition for relief under the Bankruptcy Code, (ii) an order for relief is entered against any of the Propane Entities in an involuntary case under the Bankruptcy Code and the continuance in effect of such order for 60 consecutive days, (iii) any of the Propane Entities makes an appointment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for any of the Propane Entities or a substantial portion of its assets and the continuance in effect of such order for 60 consecutive days.

      (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Propane Entities and Triarc, their respective directors, each of their officers who signed the Registration Statement, and each person, if any, who controls any of the Propane Entities or Triarc within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or Prospectus (or any amendment or supplement thereto). The parties hereto severally acknowledge that the only information expressly provided in writing by the Underwriters for inclusion in the Registration Statement and the preliminary prospectus and the Prospectus are the statements with respect to Underwriting discounts and commission on the cover page of the Prospectus, the last full text paragraph on the cover page of the Prospectus, the legend concerning stabilization on the inside front cover page of the Prospectus, and the second and fifth full text paragraphs of the "Underwriting" section of the Prospectus.

      (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement except to the extent the indemnifying party is materially prejudiced thereby. An indemnifying party may participate at its own expense in the defense of such action if it so elects within a reasonable time after receipt of such notice. An indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it, unless such indemnified parties reasonably object to such assumption on the ground that such indemnified party shall have been advised by its counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of appropriate conduct due to actual or potential differing interests between them. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder by such indemnified party (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement includes a release of such indemnified party from all liability on claims that are the subject matter of such proceeding. No indemnifying party shall be liable for any settlement of any such action effected without its prior written consent, but if settled with its prior written consent, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement.

      (d) Triarc shall not be responsible for the payment of an amount pursuant to this Section 6 which exceeds the net proceeds received by the Partnership from the sale of the Units pursuant to this Agreement and the Pricing Agreement.

      (e) If any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(c) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Propane Entities, Triarc and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by a Propane Entity or Triarc and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Propane Entities and Triarc shall be responsible for the balance on the same basis as the Propane Entities and Triarc would have been obligated to provide indemnification pursuant to
Section 6; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, (a) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay pursuant to Section 6 and
(b) Triarc shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Partnership from the sale of the Units pursuant to this Agreement and the Pricing Agreement exceeds the aggregate amount Triarc has otherwise paid pursuant hereto and to Section 6(a). For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each officer and director of each Underwriter and of any such controlling person shall have the same rights to contribution as such Underwriter, and each director of any of the Propane Entities or Triarc, each officer of any of the Propane Entities or Triarc who signed the Registration Statement, and each person, if any, who controls any of the Propane Entities or Triarc within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each officer and director of any such controlling person shall have the same rights to contribution as the Propane Entities and Triarc.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, indemnities and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Propane Entities or Triarc submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Partnership, and shall survive delivery of and payment for the Units.

      SECTION 9.  Termination of Agreement.

      (a) The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere, any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Units or to enforce contracts for the sale of the Units, or (iii) if trading generally on the American Stock Exchange, the NYSE or the NASDAQ National Market System has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority,
(iv) if a banking moratorium has been declared by either Federal or New York authorities, or (v) if there has occurred any change or development involving a prospective change in national or international political, financial or economic conditions or currency exchange rates or exchange controls which, in the reasonable opinion of the Representatives, is likely to have a material and adverse effect on the market for the Units. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used by the Underwriters to confirm sales of the Units.

      (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 3(n), 6 and 7 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Units which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Units"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Partnership shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

      SECTION 11. Default by the Partnership. If the Partnership shall fail at Closing Time to sell and deliver the aggregate principal amount of Units which it is obligated to sell hereunder, then this Agreement shall terminate.

      The termination of this Agreement pursuant to this Section shall not relieve the Partnership from liability, if any, in respect of the default resulting in such termination.

      SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1209, attention of Theodore D. Sands, or to such other address designated in a notice so delivered; notices to the Partnership shall be directed to it at Suite 1700, IES Tower, 200 1st Street, S.E., P.O. Box 2067, Cedar Rapids, Iowa, 52401-2067, attention of Ronald R. Rominiecki, Senior Vice President and Chief Financial Officer, or to such other address designated in a notice so delivered.

      SECTION 13. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Propane Entities and Triarc and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Propane Entities and Triarc and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Propane Entities, Triarc and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. EXCEPT AS OTHERWISE SET FORTH HEREIN SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Propane Entities and Triarc in accordance with its terms.

                                          Very truly yours,

                                          NATIONAL PROPANE CORPORATION


                                          By:/s/ Ronald R. Rominiecki
                                             ---------------------------------
                                            Name: Ronald R. Rominiecki
                                            Title: Senior Vice President and
                                            Chief Financial Officer

                                          By:/s/ Stuart I. Rosen
                                             ---------------------------------
                                            Name: Stuart I. Rosen
                                            Title:Secretary


                                          NATIONAL PROPANE SGP, INC.

                                          By:/s/ Ronald R. Rominiecki
                                             ---------------------------------
                                            Name: Ronald R. Rominiecki
                                            Title: Senior Vice President and
                                            Chief Financial Officer


                                          By:/s/ Stuart I. Rosen
                                             ---------------------------------
                                             Name:Stuart I. Rosen
                                             Title: Secretary


                                          NATIONAL PROPANE PARTNERS, L.P.

                                          By: National Propane Corporation,
                                           its Managing General Partner


                                          By:/s/Ronald R. Rominiecki
                                             ---------------------------------
                                             Name:Ronald R. Rominiecki
                                             Title: Senior Vice President and
                                                     Chief Financial Officer

                                          By:/s/ Stuart I. Rosen
                                             ---------------------------------
                                             Name:Stuart I. Rosen
                                             Title: Secretary

                                          NATIONAL PROPANE, L.P.

                                          By: National Propane Corporation,
                                             its Managing General Partner


                                          By:/s/ Ronald R. Rominiecki
                                             ---------------------------------
                                             Name: Ronald R. Rominiecki
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                          By:/s/ Stuart I. Rosen
                                             ---------------------------------
                                             Name: Stuart I. Rosen
                                             Title: Secretary


                                          TRIARC COMPANIES, INC.


                                          By:/s/ Thomas E. Shultz
                                             ---------------------------------
                                             Name: Thomas E. Shultz
                                             Title: Vice President and Treasurer


                                          By:/s/ Stuart I. Rosen
                                             ---------------------------------
                                             Name: Stuart I. Rosen
                                             Title: Vice President and Secretary

CONFIRMED AND ACCEPTED, as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
JANNEY MONTGOMERY SCOTT INC.
RAUSCHER PIERCE REFSNES, INC.
THE ROBINSON-HUMPHREY COMPANY, INC.




      By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:/s/ Theodore D. Sands
   ----------------------------
   Name:Theodore D. Sands
   Title:Managing Director


For itself and as Representatives of the other
Underwriters named in Exhibit A hereto.

                         EXHIBIT A TO PRICING AGREEMENT




Name of Underwriter                                       Number of Firm Units
- -------------------                                       --------------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated.....................638,096
Donaldson, Lufkin & Jenrette Securities Corporation....................638,095
Janney Montgomery Scott Inc............................................638,095
Rauscher Pierce Refsnes, Inc...........................................638,095
The Robinson-Humphrey Company, Inc.....................................638,095
Bear, Stearns & Co. Inc................................................100,000
BT Securities Corporation..............................................100,000
A.G. Edwards & Sons, Inc...............................................100,000
Goldman, Sachs & Co....................................................100,000
Lehman Brothers Inc....................................................100,000
Oppenheimer & Co., Inc.................................................100,000
PaineWebber Incorporated...............................................100,000
Prudential Securities Incorporated.....................................100,000
Wasserstein Perella Securities, Inc....................................100,000
Advest, Inc.............................................................50,000
Robert W. Baird & Co. Incorporated......................................50,000
George K. Baum & Company................................................50,000
J.C. Bradford & Co......................................................50,000
Branch, Cabell and Company..............................................50,000
JW Charles Securities, Inc..............................................50,000
The Chicago Corporation.................................................50,000
Crowell, Weedon & Co....................................................50,000
Dain Bosworth Incorporated..............................................50,000
Davenport & Co. of Virginia, Inc........................................50,000
EVEREN Securities, Inc..................................................50,000
Fahnestock & Co. Inc....................................................50,000
First Albany Corporation................................................50,000
First of Michigan Corporation...........................................50,000
Gabelli & Company, Inc..................................................50,000
Gruntal & Co., Incorporated.............................................50,000
Hanifen, Imhoff Inc.....................................................50,000
Huntleigh Securities Corporation........................................50,000
Interstate/Johnson Lane Corporation.....................................50,000
Josephthal Lyon & Ross Incorporated.....................................50,000
John G. Kinnard and Company, Incorporated...............................50,000
Legg Mason Wood Walker, Incorporated....................................50,000
McDonald & Company Securities, Inc......................................50,000
Mesirow Financial, Inc..................................................50,000
Morgan Keegan & Company, Inc............................................50,000

                                                  EXHIBIT A TO PRICING AGREEMENT

Name of Underwriter                                       Number of Firm Units
- -------------------                                       --------------------

The Ohio Company........................................................50,000
Parker/Hunter Incorporated..............................................50,000
Piper Jaffray Inc.......................................................50,000
Prime Charter LTD.......................................................50,000
Principal Financial Securities, Inc.....................................50,000
Ragen MacKenzie Incorporated............................................50,000
Raymond James & Associates, Inc.........................................50,000
Rodman & Renshaw, Inc...................................................50,000
Roney & Co., LLC........................................................50,000
Sands Brothers & Co., Ltd...............................................50,000
Scott & Stringfellow, Inc...............................................50,000
Smith, Moore & Co.......................................................50,000
Stephens Inc............................................................50,000
Stifel, Nicolaus & Company, Incorporated................................50,000
Sutro & Co. Incorporated................................................50,000
Tucker Anthony Incorporated.............................................50,000
Wheat, First Securities, Inc............................................50,000
                                                                     ---------

Total................................................................6,190,476
                                                                     =========

                                                                     EXHIBIT B

                             6,190,476 Firm Units

                       NATIONAL PROPANE PARTNERS, L.P.
                       (a Delaware limited partnership)
                                 Common Units
                   (representing limited partner interests)
                               Pricing Agreement



                                                                 June 26, 1996
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
JANNEY MONTGOMERY SCOTT INC.
RAUSCHER PIERCE REFSNES, INC.
THE ROBINSON-HUMPHREY COMPANY, INC.
   as Representatives of the several Underwriters named in the within-mentioned Purchase Agreement
 c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Dear Ladies and Gentlemen:

      Reference is made to the Purchase Agreement dated June 26, 1996 (the "Purchase Agreement") relating to the purchase by the several Underwriters named in Exhibit A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Janney Montgomery Scott Inc., Rauscher Pierce Refsnes, Inc. and The Robinson-Humphrey Company, Inc. are acting as representatives (the "Representatives"), of the above Units (the "Firm Units"), of National Propane Partners, L.P., a Delaware limited partnership (the "Partnership").

      Pursuant to Section 2 of the Purchase Agreement, the Partnership agrees with each Underwriter as follows:

                                                                     EXHIBIT B

            1. The initial public offering price per Firm Unit, determined as provided in said Section 2, shall be $21.00.

            2. The purchase price per Firm Unit to be paid by the several Underwriters shall be $19.635, being an amount equal to the initial public offering price set forth above less $1.365 per Firm Unit.

            3. Incentive Distributions shall be made as follows:

                                                             Marginal Percentage
                                                             Interest in Distributions
                                                             -------------------------
                                    Quarterly
                                    Distribution Hypothetical
                                    Target       Annualized                General
                                    Amount       Yield       Unitholders   Partners
                                    ------       -----       -----------   --------
Minimum Quarterly Distribution......$0.525       %10.000           96%         4%
First Target Distribution...........$0.577       %10.990           96%         4%
Second Target Distribution..........$0.665       %12.667           85%         15%
Third Target Distribution...........$0.863       %16.438           75%         25%
Thereafter....................above $0.863 above %16.438           50%         50%

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Partnership in accordance with its terms.

                                          Very truly yours,

                                          NATIONAL PROPANE PARTNERS, L.P.

                                          By: National Propane Corporation,
                                             its Managing General Partner


                                          By:Ronald R. Rominiecki
                                             ------------------------------
                                            Name: Ronald R. Rominiecki
                                            Title: Senior Vice President and
                                            Chief Financial Officer

                                          By:/s/Stuart I. Rosen
                                             ------------------------------
                                            Name: Stuart I. Rosen
                                            Title: Secretary

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
JANNEY MONTGOMERY SCOTT INC.
RAUSCHER PIERCE REFSNES, INC.
THE ROBINSON-HUMPHREY COMPANY, INC.

By:   MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:/s/ Theodore D. Sands
  ----------------------------
   Name: Theodore D. Sands
   Title: Managing Director
For itself and as Representatives of the other
Underwriters named in Exhibit A hereto.

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